Exhibit 99.1

FS KKR Capital Corp. Announces First Quarter 2026 Results and Strategic Value Enhancement Actions

Declares Second Quarter 2026 Distribution of $0.42 per share

PHILADELPHIA, PA AND NEW YORK, NY – May 11, 2026 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended March 31, 2026 and announced certain strategic value enhancement actions, as further outlined below. Additionally, the Company announced that its board of directors has declared a second quarter 2026 distribution of $0.42 per share.

Financial and Operating Highlights for the Quarter Ended March 31, 2026(1)

•	Net investment income of $0.42 per share, compared to $0.48 per share for the quarter ended December 31, 2025

•	Adjusted net investment income(2) of $0.41 per share, compared to $0.52 per share for the quarter ended December 31, 2025

•	Net asset value of $18.83 per share, compared to $20.89 per share as of December 31, 2025

•	Total net realized and unrealized loss of $2.00 per share, compared to a total net realized and unrealized loss of $0.89 per share for the quarter ended December 31, 2025

•	Adjusted net realized and unrealized loss(2) of $1.99 per share, compared to adjusted net realized and unrealized loss of $0.88 per share for the quarter ended December 31, 2025

•	Earnings (Loss) per share of ($1.57), compared to Earnings (Loss) per share of ($0.41) for the quarter ended December 31, 2025

•	Total purchases of $499 million versus $710 million of sales and repayments

•	Net debt to equity ratio(3) as of March 31, 2026 was 131%, compared to 122% as of December 31, 2025

•	Paid distributions to stockholders totaling $0.48 per share(4)

Strategic Value Enhancement Actions

•	$150 million Cumulative Convertible Perpetual Preferred. A subsidiary of KKR has agreed to invest $150 million in cumulative convertible perpetual preferred stock (the “Preferred Stock”). This investment will close as soon as practicable following the consummation of the tender offer (described below), subject to regulatory approval, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Preferred Stock contains a current dividend rate of 5.00% per annum in cash, or, at the Company’s option, 7.00% per annum in PIK dividends. The Preferred Stock will rank junior to all existing indebtedness of the Company and senior to the Company’s common stock. The Preferred Stock may be redeemed by the Company at any time in cash and, after three years, if the Company’s common stock is trading equal to or above the conversion price, will be convertible by the Company into the Company’s common stock at the conversion price then in effect. Initially, the conversion price is $18.83 (the Company’s net asset value per share as of March 31, 2026) per share. The conversion price will be subject to customary adjustments, including certain anti-dilution protections. At the option of the holders of the Preferred Stock, after six months, the Preferred Stock may be converted into the Company’s common stock at the conversion price then in effect and, after six years, the Preferred Stock may be redeemable in cash. The proceeds of the Preferred Stock are expected to be used for general corporate purposes, including funding any Company common stock repurchase program or debt repayment.

•	$150 million Tender Offer. As separately announced, a subsidiary of KKR intends to commence a fixed price tender offer for up to $150 million aggregate amount of shares of FSK’s common stock (the “Tender”). The Tender was announced at a price of $11.00 per share. The Tender will be available to all stockholders of FSK, is expected to commence on or around May 12, 2026 and is expected to remain open for 20 business days, subject to customary closing conditions and the expiration or termination of the applicable waiting period under the HSR Act. KKR believes the intrinsic value of FSK’s common stock is in excess of the Tender price of $11.00 per share.

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•	$300 million Share Repurchase Program. The Company’s board of directors has authorized a $300 million stock repurchase program, which will be implemented as soon as practicable following the expiration of the Tender. The Company expects to repurchase shares of its common stock in the open market, by tender offer or in privately negotiated purchases in compliance with applicable law, while simultaneously being mindful of net repayment levels and the Company’s total leverage level. During the stock repurchase period, the Company’s new investment originations may be reduced as the Company will focus on supporting existing portfolio companies, reducing leverage, and repurchasing stock. The board-authorized stock repurchase program is scheduled to expire on June 1, 2027, unless extended, or until the aggregate repurchase amount that has been approved by the FSK board of directors has been expended.

•	50% Subordinated Income Incentive Fee Waiver. Beginning with the second quarter of 2026, KKR has agreed to waive 100% of its portion of the subordinated income incentive fee (the “Incentive Fee Waiver”). The Incentive Fee Waiver applies to 50% of the total subordinated income incentive fee that would otherwise be paid by FSK. The Incentive Fee Waiver will continue for four consecutive quarters, after which time the Company’s board of directors will review the overall fee construct, consistent with its obligations under the Investment Company Act of 1940, as amended. The Incentive Fee Waiver is expected to support the Company’s level of net investment income and, accordingly, support the Company’s quarterly distribution level.

In a joint statement, Michael C. Forman, Chief Executive Officer and Chairman, and Daniel R. Pietrzak, President and Chief Investment Officer for FSK and Partner and Global Head of Private Credit at KKR, stated, “Our first quarter decline in net asset value was driven by investments which have impacted prior quarters, certain new non-accrual assets, and the impact of market-driven spread widening in certain segments of our portfolio. As we continue to address investments that have had an outsized impact on NAV, we are taking several strategic steps in an effort to improve the financial position of FSK and to enhance shareholder value. We believe FSK’s current stock price underappreciates the long-term value associated with FSK’s investment portfolio and the KKR Credit platform. The four strategic actions announced this morning underscore our confidence in FSK and align that level of confidence with shareholders.”

Subsequent Events

On May 8, 2026, the Company entered into an amendment to its Senior Secured Revolving Credit Agreement, by and among the Company, as borrower, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and ING Capital LLC, as collateral agent. The amendment provides for, among other things, (i) a reduction of the total commitments to approximately $4,051.7 million from $4,700.0 million, (ii) an increase to the applicable margin, with respect to extending lenders only, with the margin increasing to a range of 0.775% to 1.9% per annum from the existing range of 0.65% to 1.775%, depending on the type of loan and (iii) a reset of the minimum Shareholders’ Equity (as defined in the agreement) floor to $3,750.0 million from approximately $5,048.6 million.

Declaration of Distribution for Second Quarter 2026

On May 6, 2026, FSK’s board of directors declared a distribution for the second quarter of $0.42 per share, which will be paid on or about July 2, 2026 to stockholders of record as of the close of business on June 17, 2026.

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Portfolio Highlights as of March 31, 2026

•	Total fair value of investments was $12.3 billion of which 63.7% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 9.9%, compared to 10.1% as of December 31, 2025. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 9.7%, compared to 10.0% as of December 31, 2025.

•	Weighted average annual yield on all debt investments(5) was 8.7%, compared to 9.3% as of December 31, 2025. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 8.6%, compared to 9.2% as of December 31, 2025.

•	Exposure to the top ten largest portfolio companies by fair value was 20%, compared to 19% as of December 31, 2025.

•	As of March 31, 2026, investments on non-accrual status represented 4.2% and 8.1% of the total investment portfolio at fair value and amortized cost, respectively, compared to 3.4% and 5.5% as of December 31, 2025.

Portfolio Data	As of March 31, 2026	As of December 31, 2025
Total fair value of investments (in millions)	$12,269	$13,009
Asset Class (based on fair value)
Senior Secured Loans — First Lien	59.6%	57.8%
Senior Secured Loans — Second Lien	3.8%	4.2%
Other Senior Secured Debt	0.3%	0.4%
Subordinated Debt	0.8%	1.0%
Asset Based Finance	13.5%	13.0%
Credit Opportunities Partners JV, LLC	13.9%	15.1%
Equity/Other	8.1%	8.5%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	61.2%	60.9%
% Fixed Rate Debt Investments	7.9%	8.2%
% Other Income Producing Investments	20.3%	21.4%
% Non-Income Producing Investments(7)	6.4%	6.1%
% of Investments on Non-Accrual(6)	4.2%	3.4%

Leverage and Liquidity as of March 31, 2026

•	Net debt to equity ratio(3) of 131%, based on $7.3 billion in total debt outstanding, $133 million of cash, cash equivalents, restricted cash(8) and foreign currency and $261 million of net receivable for investments sold and repaid and stockholders’ equity of $5.3 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.27%.

•	Cash, cash equivalents, restricted cash and foreign currency of $133 million and availability under the Company’s financing arrangements of $2.6 billion, subject to borrowing base and other limitations.

•	As of March 31, 2026, 51% of the Company’s $7.3 billion of total debt outstanding was in unsecured debt and 49% in secured debt.

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This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of the Company or any other securities. On the commencement date of the Tender, KKR will file with the U.S. Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO. The tender offer will be made only pursuant to the offer to purchase, letter of transmittal and related tender offer documents filed as part of the Schedule TO with the SEC upon commencement of the tender offer. Investors and holders of Shares are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov.

Conference Call Information

FSK will host its first quarter 2026 results conference call via live webcast on Monday, May 11, 2026 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the For Investors section of FSK’s website at www.fskkrcapitalcorp.com under Events & Presentations or through the following URL: https://edge.media-server.com/mmc/p/ysenbwyi.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register-conf.media-server.com/register/BI86a0953ea3aa44758a814b6928917e4c. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the For Investors section of FSK’s website at www.fskkrcapitalcorp.com, under Events & Presentations, before the market open on Monday, May 11, 2026.

A replay of the call will be available beginning shortly after the end of the call by visiting the For Investors section of FSK’s website, under Events & Presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and over $93 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value(9).

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

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Forward-Looking Statements and Important Disclosure Notice

This announcement and our quarterly earnings call contain certain forward-looking statements that are not historical facts, including, without limitation, statements with regard to future events or our future performance or financial condition, and statements regarding share repurchase activity, distribution levels and frequency, expectations regarding settlement of the Preferred Stock offering and FSK’s intended use of proceeds, expectations for net investment income levels in future quarters, and the financial position, business strategy and plans and objectives of management for FSK’s future operations. Words such as “anticipate,” “believe,” “expect,” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are not guarantees of performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in the forward-looking statements for any reason, including those factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, changes in the economy, geo-political risks, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. In addition, the FSK board-authorized share repurchase program does not require FSK to repurchase any specific number of shares of the FSK common stock. There is no assurance that FSK or any of its affiliates will purchase shares of its common stock at any specific discount levels or in any specific amounts or that the market price of FSK’s common stock, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. These forward-looking statements are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. FSK has based the forward-looking statements included in this press release on information available to FSK on the date of this press release. Except as required by the federal securities laws, FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, which FSK filed with the SEC on May 11, 2026, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2026 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

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Unaudited Consolidated Statements of Operations

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	Three Months Ended
	March 31,
	2026	2025
Investment income
From non-controlled/unaffiliated investments:
Interest income	$177	$217
Paid-in-kind interest income	6	16
Fee income	2	14
Dividend and other income	9	12
From non-controlled/affiliated investments:
Interest income	1	8
Paid-in-kind interest income	12	18
Fee income	—	3
Dividend and other income	2	9
From controlled/affiliated investments:
Interest income	8	15
Paid-in-kind interest income	20	28
Fee income	—	—
Dividend and other income	67	60
Total investment income	304	400

Operating expenses
Management fees	48	52
Subordinated income incentive fees	25	39
Administrative services expenses	2	3
Accounting and administrative fees	1	1
Interest expense	105	113
Other general and administrative expenses	6	5
Total operating expenses	187	213
Net investment income	117	187

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(41)	(40)
Non-controlled/affiliated investments	(98)	9
Controlled/affiliated investments	(56)	13
Net realized gain (loss) on foreign currency forward contracts	(4)	0
Net realized gain (loss) on foreign currency	(5)	1
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(239)	58
Non-controlled/affiliated investments	10	(20)
Controlled/affiliated investments	(148)	(52)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	9	(10)
Net change in unrealized gain (loss) on foreign currency	14	(26)
Total net realized and unrealized gain (loss)	(558)	(67)
Net increase (decrease) in net assets resulting from operations	$(441)	$120

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$(1.57)	$0.43
Weighted average shares outstanding	280,066,433	280,066,433

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Consolidated Balance Sheets

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	March 31, 2026
	(Unaudited)	December 31, 2025
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$8,238 and $8,406, respectively)	$7,757	$8,164
Non-controlled/affiliated investments (amortized cost—$739 and $929, respectively)	674	855
Controlled/affiliated investments (amortized cost—$4,401 and $4,406, respectively)	3,838	3,990
Total investments, at fair value (amortized cost—$13,378 and $13,741, respectively)	12,269	13,009
Cash and cash equivalents	124	181
Restricted cash	4	—
Foreign currency, at fair value (cost—$5 and $27, respectively)	5	27
Receivable for investments sold and repaid	263	313
Income receivable	98	98
Unrealized appreciation on foreign currency forward contracts	2	—
Deferred financing costs	30	32
Prepaid expenses and other assets	30	69
Total assets	$12,825	$13,729
Liabilities
Payable for investments purchased	$2	$8
Debt (net of deferred financing costs and discount of $42 and $45, respectively)	7,271	7,634
Unrealized depreciation on foreign currency forward contracts	3	10
Stockholder distributions payable	134	—
Management fees payable	48	50
Subordinated income incentive fees payable	25	28
Administrative services expense payable	2	1
Interest payable	56	77
Other accrued expenses and liabilities	10	72
Total liabilities	7,551	7,880
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,199	9,199
Retained earnings (accumulated deficit)	(3,925)	(3,350)
Total stockholders’ equity	5,274	5,849
Total liabilities and stockholders’ equity	$12,825	$13,729
Net asset value per share of common stock at period end	$18.83	$20.89

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP net investment income per share	$0.42	$0.48
Accretion resulting from merger accounting	$(0.01)	$(0.01)
Excise tax	$0.00	$0.05
Adjusted net investment income per share(2)	$0.41	$0.52
GAAP Net realized and unrealized gain (loss) per share	$(2.00)	$(0.89)
Unrealized appreciation from merger accounting	$0.01	$0.01
Adjusted net realized and unrealized gain (loss)(2)	$(1.99)	$(0.88)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.
3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)	See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2026 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.
6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2026 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.
8)	Restricted cash is the cash collateral required to be posted pursuant to the Company’s derivative contracts.

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9)	Total AUM estimated as of December 31, 2025. References to “assets under management” or “AUM” represent the assets managed by Future Standard or its strategic partners as to which Future Standard is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital. Future Standard calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of Future Standard’s investment funds; (ii) uncalled investor capital commitments to these funds, including uncalled investor capital commitments from which Future Standard is currently not earning management fees or carried interest; (iii) the value of outstanding CLOs (excluding CLOs wholly-owned by Future Standard); (iv) the fair value of FS KKR Capital Corp. joint venture (JV) assets and (v) the fair value of other assets managed by Future Standard. Future Standard’s calculation of AUM may differ from the calculations of other asset managers and, as a result, Future Standard’s measurements of its AUM may not be comparable to similar measures presented by other asset managers. Future Standard’s definition of AUM is not based on any definition of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions.

Contact Information:

Investor Relations Contact

Caitlin Welch

Caitlin.Welch@futurestandard.com

Future Standard Media Team

Marc Hazelton

Marc.Hazelton@futurestandard.com

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